Exhibit 23. 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 15, 2021, relating to the consolidated financial statements of Midwest Holding Inc. appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2020 and 2019.

/s/ Mazars USA LLP

Fort Washington, Pennsylvania

June 11, 2021